                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                              QUESTEC IMAGING INC.


         Upon majority vote of the shareholders of the QUESTEC IMAGING INC., at the annual meetings on December 29, 1998 and December 16, 1999, the Directors are authorized to, and hereby do, amend the Articles of Incorporation as follows:

I.       Schedule "A" of the Company Act current reads as follows:

         "1.  The name of the Company is Questec Imaging Inc.

          2. The authorized capital of the Company consists of Fifty Million (50,000,000) shares, divided into Forty Million (40,000,000) Common Shares without par value and Ten Million (10,000,000) Preferred shares without par value."

II.      THE SAME SHALL BE AND HEREBY IS AMENDED TO READ AS FOLLOWS:

         "1.  THE NAME OF THE COMPANY IS QUESTEC.COM INC.

          2. THE AUTHORIZED CAPITAL OF THE COMPANY CONSISTS OF ONE HUNDRED MILLION (100,000,000) SHARES, DIVIDED INTO EIGHTY MILLION (80,000,000) COMMON SHARES WITH A PAR VALUE OF $0.0001 PER SHARE AND TWENTY MILLION (20,000,000) PREFERRED SHARES WITH A PAR VALUE OF $0.0001 PER SHARE."

III.      Part 27, Article 27.1 of the Articles currently reads as follows:

         "27.1 Preferred Shares as a Class. The 10,000,000 Preferred Shares without par value shall, as a class, have the following special rights and restrictions attached thereto, namely:"

IV.      The same shall be and hereby is amended to read as follows:

         "27.1 PREFERRED SHARES AS A CLASS. THE 20,000,000 PREFERRED SHARES WITH A PAR VALUE OF $0.0001 PER SHARE SHALL, AS A CLASS, HAVE THE FOLLOWING SPECIAL RIGHTS AND RESTRICTIONS ATTACHED THERETO, NAMELY:"

DATED this 18th day of January, 2000.

                                       QUESTEC IMAGING INC.

                                       By: /s/ Derek Donaldson
                                           -----------------------------
                                           Derek Donaldson, Its Director

                                       By: /s/ R. Stewart
                                           -----------------------------
                                           Rene Stewart, Its Director

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY 82002-0020

                   APPLICATION FOR CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE

    Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance:

1.  The name of the corporation is:  QUESTEC IMAGING INC.

2.  It is incorporated under the laws of:  British Columbia

3.  (a) The date of its incorporation is:  February 3, 1987
    (b) The period of its duration is:  perpetual

4.  The address of its principal office of the corporation is:

    160A West Industry Court
    Deer Park, NY 11729

5.  The mailing address where correspondence and annual reports can be sent:
    160A West Industry Court
    Deer Park, NY, 11729

6. The mailing address of its proposed registered office in Wyoming and the name of its registered agent at that address is:

    STEPHANIE R. BRYANT
    1712 Capitol Avenue
    P.O. Box 968
    Cheyenne, WY 82003

    (The agent must be an individual who resides in this state, a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state.)

7. The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state: Software computer company


                                               [WYOMING SECRETARY OF STATE SEAL]

8. The names and respective addresses if its officers and directors are:

   Office                Name                     Address

   President             MICHAEL W. RUSSO         4 Cutter Court
                                                  West Islip, NY 11795

   Vice President


   Secretary             DEIRDRE GALLAGHER        4 Greenleaf Drive
                                                  Huntington, NY 11743

   Treasurer


   Director              DEREK DONALDSON          59 West Battle Street
                                                  Kamloops, BC V2C 1G7

   Director              RENE STEWART             311 Walnut Avenue
                                                  Kamloops, BC V2B 1H4

   Director

9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

    Number of Shares          Class          Series         Par Value per Share

    40,000,000                Common                                NPV
    10,000,000                Preferred                             NPV

10. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

    Number of Shares          Class          Series         Par Value per Share

    22,416,274                Common                                NPV

11. The corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

    Date: March 16, 1998               Signed: /s/ Rene Stewart
          --------------                       ------------------------
                                       Title:  Director
                                               ------------------------

Province of British Columbia     )
County of Yale                   )
Canada

    I, Mary MacGregor, Notary Public, do hereby certify that on this 16th day of March 1998, personally appeared before me Rene Stewart, who, being by me first duly sworn, declared that she signed the foregoing document as Director of the corporation, and that the statements therein are true.

    In witness whereof, I have hereunto set my hand and seal this 16th day of March, 1998.


(Notarial Seal)                        /s/ Mary MacGregor
                                       -------------------------------
                                       Mary MacGregor
My commission expires:  N/A

                                       Mary MacGregor
                                       MARY MacGREGOR LAWYER
                                       603 ST. PAUL STREET
                                       KAMLOOPS, BC V2C 2K1

                                    ARTICLES

                                       of

                              SPT SPORTSIGHT INC.

                               TABLE OF CONTENTS


PART      ARTICLE                                 SUBJECT
1         INTERPRETATION
          1.1.      Definition
                    Construction of Words
          1.2.      Definitions same as Company Act
          1.3.      Interpretation Act Rules of Construction apply

2         SHARES
          2.1.      Member entitled to Certificate
          2.2.      Replacement of Lost of Defaced Certificate
          2.3.      Execution of Certificates
          2.4.      Recognition of Trusts

3         ISSUE OF SHARES
          3.1.      Directors Authorized
          3.2.      Conditions of Allotment
          3.3.      Commissions and Brokerage
          3.4.      Conditions of Issue

4         SHARE REGISTERS
          4.1       Registers of Members, Transfers and Allotments
          4.2.      Branch Registers of Members

5         TRANSFER AND TRANSMISSION OF SHARES
          5.1.      Transfer of Shares
          5.2.      Execution of Instrument of Transfer
          5.3.      Enquiry as to Title not Required
          5.4.      Submission of Instruments of Transfer
          5.5.      Transfer Fee
          5.6.      Personal Representative Recognized on Death
          5.7.      Death or Bankruptcy
          5.8.      Persons in Representative Capacity

6         ALTERATION OF CAPITAL
          6.1.      Increase of Authorized Capital
          6.2.      Other Capital Alterations
          6.3.      Creation, Variation and Abrogation or Special Rights and Restrictions
          6.4.      Consent of Class Required
          6.5.      Special Rights of Conversion
          6.6.      Class Meetings of Members

PART      ARTICLE                                                 SUBJECT
7         PURCHASE AND REDEMPTION OF SHARES
          7.1.      Company Authorized to Purchase or Redeem its Shares
          7.2.      Selection of Shares to be Redeemed
          7.3.      Purchased or Redeemed Shares Not Voted

8         BORROWING POWERS
          8.1.      Powers of Directors
          8.2.      Special Rights Attached to and Negotiability of Debt Obligations
          8.3.      Register of Debentureholders
          8.4.      Execution of Debt Obligations
          8.5.      Register of Indebtedness


9         GENERAL MEETINGS
          9.1.      Annual General Meetings
          9.2.      Waiver of Annual General Meeting
          9.3.      Classification of General Meetings
          9.4.      Calling of Meetings
          9.5.      Advance Notice for Election of Directors
          9.6.      Notice of General Meeting
          9.7.      Waiver or Reduction of Notice
          9.8.      Notice of Special Business at General Meeting

10        PROCEEDINGS AT GENERAL MEETINGS
          10.1.     Special Business
          10.2.     Requirements of Quorum
          10.3.     Quorum
          10.4.     Lack of Quorum
          10.5.     Chairman
          10.6.     Alternate Chairman
          10.7.     Adjournments
          10.8.     Resolutions Need Not Be Seconded
          10.9.     Decisions by Show of Hands or Poll
          10.10.    Casting Vote
          10.11.    Manner of Taking Poll
          10.12.    Retention of Ballots Cast on a Poll
          10.13.    Casting of Votes
          10.14.    Ordinary Resolution Sufficient

11        VOTES OF MEMBERS
          11.1.     Number of Votes Per Share or Member
          11.2.     Votes of Persons in Representative Capacity
          11.3.     Representative of a Corporate Member
          11.4.     Votes by Joint Holders
          11.5.     Votes by Committee for a Member
          11.6.     Appointment of Proxyholders
          11.7.     Execution of Form of Proxy
          11.8.     Deposit of Proxy
          11.9.     Validity of Proxy Note
          11.10.    Revocation of Proxy

PART      ARTICLE                                 SUBJECT
12        DIRECTORS
          12.1.     Number of Directors
          12.2.     Remuneration and Expenses of Directors
          12.3.     Qualification of Directors

13        ELECTION OF DIRECTORS
          13.1.     Election at Annual General Meetings
          13.2.     Eligibility of Retiring Director
          13.3.     Continuance of Directors
          13.4.     Election of Less than Required Number of Directors
          13.5.     Filing a Casual Vacancy
          13.6.     Additional Directors
          13.7.     Alternate Directors
          13.8.     Termination of Directorship
          13.9.     Removal of Directors

14        POWERS OF DUTIES OF DIRECTORS
          14.1.     Management of Affairs and Business
          14.2.     Appointment of Attorney

15        DISCLOSURE OF INTEREST OF DIRECTORS
          15.1.     Disclosure of Conflicting Interest
          15.2.     Voting and Quorum re Proposed Contract
          15.3.     Director May Hold Office or Place of Profit with Company
          15.4.     Director Acting in Professional Capacity
          15.5.     Director Receiving Remuneration from Other Interests

16        PROCEEDINGS OF DIRECTORS
          16.1.     Chairman and Alternate
          16.2.     Meetings - Procedure
          16.3.     Meetings by Conference Telephone
          16.4.     Notice of Meeting
          16.5.     Waiver of Notice of Meetings
          16.6.     Quorum
          16.7.     Continuing Directors may Act During Vacancy
          16.8.     Validity of Acts of Directors
          16.9.     Resolution in Writing Effective

17        EXECUTIVE AND OTHER COMMITTEES
          17.1.     Appointment of Executive Committee
          17.2.     Appointment of Committees
          17.3.     Procedure at Meetings

18        OFFICERS
          18.1.     President and Secretary Required
          18.2.     Persons Holding More Than One Office and Remuneration
          18.3.     Disclosure of Conflicting Interests

PART      ARTICLE                                            SUBJECT
19        INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES
          19.1.     Indemnification of Directors
          19.2.     Indemnification of Officers, Employees, Agents
          19.3.     Indemnification not invalidated by non-compliance
          19.4.     Company may Purchase Insurance

20        DIVIDENDS AND RESERVES
          20.1.     Declaration of Dividends
          20.2.     Declared Dividend Date
          20.3.     Proportionate to Number of Shares Held
          20.4.     Reserves
          20.5.     Receipts from Joint Holders
          20.6.     No Interest on Dividends
          20.7.     Payment of Dividends
          20.8.     Capitalization of Undistributed Surplus

21        DOCUMENTS, RECORDS AND REPORTS
          21.1.     Documents to be Kept
          21.2.     Accounts to be Kept
          21.3.     Inspection of Accounts
          21.4.     Financial Statements and Reports for General Meetings
          21.5.     Financial Statements and Reports for Members

22        NOTICES
          22.1.     Method of Giving Notice
          22.2.     Notice to Joint Holder
          22.3.     Notice to Personal Representative
          22.4.     Persons to Receive Notice

23        RECORD DATES
          23.1.     Record Date
          23.2.     No Closure of Register of Members

24        SEAL
          24.1.     Affixation of Seal to Documents
          24.2.     Reproduction of Seal
          24.3.     Official Seal for Other Jurisdictions

25        MECHANICAL REPRODUCTION OF SIGNATURES
          25.1.     Instruments may be Mechanically Signed
          25.2.     Definition of Instruments

26        PROHIBITIONS
          26.1.     Number of Members and No Securities to be Offered to the Public
          26.2.     Restriction of Transfer of Shares

PART      ARTICLE                                  SUBJECT
27       PREFERRED SHARES AS A CLASS
          27.1.     Preferred Shares As a Class
          27.2.     Preferred Shares Issuable in Series
          27.3.     Priority
          27.4.     Parity of Preferred Shares
          27.5.     Liquidation, Dissolution or Winding-Up
          27.6.     Voting Rights in Case of Default
          27.7.     Approval of Holders of Preferred Shares
          27.8.     Interpretation

                          PROVINCE OF BRITISH COLUMBIA

                                  COMPANY ACT

                                    ARTICLES
                                       OF

                              SPT SPORTSIGHT INC.

                                     PART 1

                                 INTERPRETATION


     1.1. In these Articles, unless there is something in the subject or context inconsistent therewith:

           "Board" and "the Directors" or "the directors" mean the Directors, sole Director or alternate Director of the Company for the time being.

           "Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and statutory modifications thereof and includes the regulations made pursuant thereto.

           "seal" means the common seal of the Company.

           "month" means calendar month.

           "registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

           "personal representative" shall include executors, administrators, trustees in bankruptcy and duly constituted representatives in lunacy.

     Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

     Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing persons shall include corporations.

     1.2. The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

     1.3. The Rules of Construction contained in the Interpretation Act shall apply, mutatis mutandis, to the interpretation of these Articles.


                                     PART 2

                         SHARES AND SHARE CERTIFICATES


     2.1. Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to the first named of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

     2.2. If a share certificate

    (i) is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof:

    (ii) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

    (iii) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered and, upon payment of an amount determined from time to time by the Directors, the Company shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

     2.3. Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed, lithographed, engraved or otherwise mechanically reproduced in accordance with these Articles.

     2.4. Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.


                                     PART 3

                                ISSUE OF SHARES


     3.1. Subject to Article 3.2 and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the rights of the registered holders of the shares of the Company for the time being issued, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

     3.2. If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

     3.3. Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares, debentures, share rights, warrants or debenture stock in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, debentures, share rights, warrants or debenture stock, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per centum of the amount of the subscription price of such shares, and if the Company is a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 98 per centum of the amount of the subscription price of such shares, debentures, share rights, warrants or debenture stock. The Company may also pay such brokerage as may be lawful.

     3.4. No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of the property or services for the purposes of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

                                     PART 4

                                SHARE REGISTERS


     4.1. The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares. The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

     4.2. Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may from time to time determine.


                                     PART 5

                      TRANSFER AND TRANSMISSION OF SHARES


     5.1. Subject to the provisions of the Memorandum and of these Articles that may be applicable, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members thereof.

     5.2. The signature of the registered holder of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered holder represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

     5.3. Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered holder or by any intermediate holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

     5.4. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

     5.5. There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

     5.6. In the case of the death of a member, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative the Directors may require him to obtain a grant of probate or letters of administration in British Columbia.

     5.7. Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited at the Company's registered office.

     5.8. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute has the right either to be registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

                                     PART 6

                             ALTERATION OF CAPITAL

     6.1. The Company may by ordinary resolution filed with the Registrar amend its Memorandum to increase the authorized capital of the Company by:

     (i)   creating shares with par value or shares without par value, or both;

     (ii) increasing the number of shares with par value or shares without par value, or both; or

     (iii) increasing the par value of a class of shares with par value, if no shares of that class are issued.

All new shares shall be subject to the same provisions with reference to transfers, transmissions and otherwise as the existing shares of the Company.

     6.2. The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding a class of shares which is the subject of or affected by such alteration as the Company Act provides.

     6.3. The Company may alter its Memorandum or these Articles

     (i) by special resolution, to create, define and attach special rights or restrictions to any shares, and

     (ii) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares and in each case by filing a certified copy of such resolution with the Registrar but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class meeting of the holders of the shares of each such class by a majority of three-fourths, or such greater majority as may be specified by the special rights attached to the class of shares, of the issued shares of such class.

     6.4. Notwithstanding such consent in writing or such resolution, not such alteration shall be valid as to any part of the issued shares of any class unless the holders of the rest of the issued shares of such class either all consent thereto in writing or consent thereto by a resolution passed by the votes of members holding three-fourths of the rest of such shares.

     6.5. If the Company is or become a reporting company, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to any meeting of members unless, if so required by the Company Act, the Superintendent of Brokers shall have consented to the resolution.

     6.6. Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares but the quorum at a class meeting shall be one person holding or representing by proxy one-third of the shares affected.

                                     PART 7

                       PURCHASE AND REDEMPTION OF SHARES

     7.1. Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or kind, as the case may be, to be purchased.

     7.2. If the Company proposes at its option to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed shall be selected.

     7.3. Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or issued by it, but, while such shares are held by the Company, it shall not exercise any vote in respect of these shares.

                                     PART 8

                                BORROWING POWERS

     8.1. The Directors may from time to time on behalf of the Company

     (i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

     (ii) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and

     (iii) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

     8.2. Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

     8.3. The Company shall keep or cause to be kept within Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

     8.4. Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

     8.5. The Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.

                                     PART 9

                                GENERAL MEETINGS

     9.1. Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held within fifteen months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than thirteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

     9.2 If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held.

     9.3. All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

     9.4. The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

     9.5. If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

     9.6. A notice convening a general meeting specifying the place, the day, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner (if any) as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting, by any member shall not invalidate the proceedings at that meeting.

     9.7. All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

     9.8. Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.


                                     PART 10

                        PROCEEDINGS AT GENERAL MEETINGS


    10.1. All business shall be deemed special business which is transacted at

     (i) an extraordinary general meeting other than the conduct of and voting at, such meeting; and

     (ii) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of directors, approval of a motion to elect two or more directors by a single resolution, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles of the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

    10.2. No business, other than election of the chairmen or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

    10.3. Save as herein otherwise provided, a quorum shall be two members or proxyholders representing two members, or one member and a proxyholder representing another member. The Directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he shall be a member or proxyholder entitled to vote thereat.

    10.4. If within half an hour from the time appointed for a general meeting the quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the appointed time for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

    10.5. The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

    10.6. If at any general meeting, neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present shall choose some one of their number to be chairman or if all the Directors present decline to take the chair or shall fail to so choose or if no Director be present, the members present shall choose some other person in attendance, who need not be a member, to be chairman.

    10.7. The chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not advance notice, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted at an adjourned meeting.

    10.8. No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

    10.9. Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show or hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

   10.10. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member or proxyholder and this provision shall apply notwithstanding the Chairman is interested in the subject matter of the resolution.

   10.11. No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting upon which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll way be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive.

   10.12. Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

     10.13. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     10.14. Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

                                    PART 11

                                VOTES OF MEMBERS

     11.1. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxyholder.

     11.2. Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share; he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

     11.3. Any corporation not being a subsidiary which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member may appoint a proxyholder.

     11.4. In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

     11.5. A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

     11.6. A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend, act and vote for him on the same occasion. If such member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

     11.7. A form of proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company.

     11.8. A form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the meeting or such other time and place as is specified in the notice calling the meeting. In addition to any other method of depositing proxies provided for in these Articles, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

     11.9. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

    11.10. Every proxy may be revoked by an instrument in writing

      (i) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

      (ii) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken.

or in any other manner provided by law.

                                    PART 12

                                   DIRECTORS

     12.1. The subscribers to the Memorandum of the Company are the first Directors. The Directors to succeed the first Directors may be appointed in writing by a majority of the subscribers to the Memorandum or at a meeting of the subscribers, or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected. The number of directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles, the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

     12.2. The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable traveling, hotel and other expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

     12.3. A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act, to become or act as a Director.

                                     PART 13

                        ELECTION AND REMOVAL OF DIRECTORS

      13.1. At each annual general meeting of the Company all the Directors shall retire and the members shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.

      13.2. A retiring Director shall be eligible for re-election.

      13.3. Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

      13.4. If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office.

      13.5. Any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

      13.6. Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors but not more than one-third of the number of Directors fixed pursuant to these Articles and in effect at the last general meeting at which Directors were elected. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.

      13.7. Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

      13.8. The office of Director shall be vacated if the Director:

      (i) resigns his office by notice in writing delivered to the registered office of the Company; or

      (ii) is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

      (iii) ceases to be qualified to act as a Director pursuant to the Company Act.

      13.9. The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

                                     PART 14

                         POWERS AND DUTIES OF DIRECTORS

      14.1. The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

       14.2. The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

                                     PART 15

                       DISCLOSURE OF INTEREST OF DIRECTORS

      15.1. A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions or the Company Act.

      15.2. A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Company Act, the foregoing prohibitions shall not apply to

     (i) any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

     (ii) any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director;

     (iii) any contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Company or a subsidiary of the Company, or any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other Directors are also, directly or indirectly interested in the contract, arrangement or transaction;

      (iv) determining the remuneration of the Directors;

      (v) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

      (vi) the indemnification of any Director by the Company.

    These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

       15.3. A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to this tenure at any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

       15.4. Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

       15.5. A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or Am unless the Company in general meeting otherwise directs.

                                     PART 16

                            PROCEEDINGS OF DIRECTORS

       16.1. The Chairman of the Board, if any, or in his absence, the President shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one or their number to be chairman of the meeting.

       16.2. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

       16.3. A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

       16.4. A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director (i) who is at the time not in the Province of British Columbia or (ii) if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.

      16.5. Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

      16.6. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

      16.7. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

      16.8. Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

      16.9. A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

                                     PART 17

                         EXECUTIVE AND OTHER COMMITTEES

      17.1. The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such assistants as it may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

     17.2. The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

     17.3. The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such Committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

                                     PART 18

                                    OFFICERS

     18.1. The Directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

     18.2. One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and their terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

     18.3. Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

                                     PART 19

          INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

     19.1. Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     19.2. Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     19.3. The failure of a Director or officer of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

     19.4. The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent or any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.


                                     PART 20

                              DIVIDENDS AND RESERVE

     20.1. The Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

     20.2. Any dividend declared on shares of any class by the Directors may be made payable on such date as is fixed by the Directors.

     20.3. Subject to the rights of members (if any) holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

     20.4. The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to divide.

     20.5. If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

     20.6. No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

     20.7. Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

     20.8. Notwithstanding anything contained in these Articles the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.


                                     PART 21

                         DOCUMENTS, RECORDS AND REPORTS

     21.1. The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

     21.2. The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Company Act.

     21.3. Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

     21.4. The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meetings such financial statements and reports as are required by the Company Act.

     21.5. Every member shall be entitled to be furnished once gratis on demand with a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.

                                     PART 22

                                     NOTICES

     22.1. A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

     22.2. A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

     22.3. A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

     22.4. Notice of every general meeting or meeting of members holding a class of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

                                    PART 23

                                  RECORD DATES

     23.1. The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act preceding the date of any meeting of members or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

     23.2. Where no record date is so fixed for the determination of members as provided in the preceding Article the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

                                     PART 24

                                      SEAL

     24.1. The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely,

     (i)   any two Directors, or

     (ii) one of the Chairman of the Board, the President, the Managing Director, a Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer, or

     (iii) if the Company shall have only one member, the President or the Secretary, or

     (iv) such person or persons as the Directors may from time to time by resolution appoint and the said Directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

     24.2. To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

     24.3. The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorized agent of the Company.

                                     PART 25

                     MECHANICAL REPRODUCTIONS OF SIGNATURES

     25.1. The signature of any officer, Director, registrar, branch registrar, transfer agent or branch transfer agent of the Company, unless otherwise required by the Company Act or by these Articles, may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date of the delivery or issue of such instrument.

     25.2. The term "instrument" as used in Article 25.1, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, shares and share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

                                     PART 26

                                  PROHIBITIONS

     26.1. If the Company is, or becomes, a company which is not a reporting company, (i) the number of members for the time being of the Company, exclusive of persons who are for the time being in the employment of the Company and continue to be members after the termination of such employment, shall not exceed 15; and (ii) no shares or debt obligations issued by the Company shall be offered for sale to the public.

     26.2. If the Company is, or becomes, a company which is not a reporting company, or a reporting company but does not have any of its securities listed for trading on any stock exchange wheresoever situate, or a reporting company and has not with respect to any of its securities filed a prospectus with the Superintendant of Brokers or any similar securities regulatory body and obtained a receipt therefor, then no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to any such proposed transfer

                                     PART 27

                           PREFERRED SHARES AS A CLASS

     27.1. Preferred Shares as a Class. The 10,000,000 Preferred Shares without par value shall, as a class, have the following special rights and restrictions attached thereto, namely:

     27.2. Preferred Shares Issuable in Series. The Preferred Shares may be issued from time to time in one or more series, each series to consist of such number of Preferred Shares as may be fixed or determined by resolution of the directors before issuance of any shares of such series. The number of shares in any series may from time to time be increased by the directors by resolution upon compliance with the same conditions as are applicable to the issue of shares in a new series. The directors of the Company may (subject as hereinafter provided) from time to time by resolution fix and determine before issuance the designation, special rights, restrictions, conditions and limitations to attach to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate or the amount or the basis for calculating preferential dividends, the dates and places of payment of preferential dividends, the date or dates from which any such preferential dividend shall accrue, redemption rights including terms and conditions of redemption, conversion rights if any, the terms and conditions of any purchase plan or sinking fund or any other provisions or limitations to attach to the Preferred Shares of such series, and may authorize the issuance thereof. In furtherance of the foregoing the directors may by resolution alter the Company's Memorandum or the Articles or both, the whole subject to the filing with the Registrar of Companies pursuant to the Company Act of such resolution or resolutions of the directors.

     27.3. Priority. The Preferred Shares shall be entitled to preference over the common shares of the Company and any other shares of the Company ranking junior to the Preferred Shares with respect to payment of dividends and/or distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the common shares of the Company and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by the directors in the case of each such series authorized to be issued.

     27.4. Parity of Preferred Shares. The Preferred Shares of each series shall rank on a parity with Preferred Shares of every other series unless the resolution of the directors of the Company establishing any particular series shall provide that such series shall be subordinate in any respect to any other series of Preferred Shares; provided however, that where any cumulative dividends in respect of a series of shares are not paid in full, or where amounts payable on the winding-up or on the occurrence of any other event as a result of which the holders of the shares of all series of the class are then entitled to a return of capital, are not paid in full, then the shares of all series of the class shall participate rateably in respect of the accumulated dividends or in the return of capital in respect of the class, or both as the case may be, in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full or all amounts so payable on a return of capital were paid in full, and no special rights or restrictions attached to a series of the Preferred Shares shall confer on the series priority over another series of Preferred Shares then outstanding in respect of dividends or a return of capital on a winding-up or on the occurrence of any other event as a result of which the holders of all series of Preferred Shares are then entitled to a return of capital.

     27.5. Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive the amount paid up on such shares, together with all declared and unpaid non-cumulative dividends or all accrued and unpaid cumulative dividends, as the case may be, and, if such liquidation, dissolution, winding-up or other distribution is voluntary, then in respect of any series of the Preferred Shares with respect to which there is a premium payable on redemption, an additional amount equal to the premium, if any, which would be payable upon the Preferred Shares of such series as part of the redemption price of such shares if such shares were redeemed on the date of such distribution under provisions entitling the Company to redeem such Preferred Shares at its option and not pursuant to any compulsory purchase or retirement obligation imposed upon the Company, in all cases before any amount shall be paid or any property or assets of the Company shall be distributed to any holders of common shares or any other shares of the Company of any other class ranking junior to the Preferred Shares. After payment to the holders of the Preferred Shares of the amount so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Company.

     27.6. Voting Rights in Case of Default. The holders of the Preferred Shares shall not be entitled to such (except as in the Company Act or hereinafter specifically provided) to receive notice of or to attend any meeting of shareholders of the Company or to vote at any such meeting unless and until eight quarterly dividends on the Preferred Shares of any one series shall remain outstanding in whole or in part and be unpaid whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Company properly applicable to the payment of dividends.

     Thereafter, but only so long as any dividends on the Preferred Shares of any series remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall be entitled, voting separately and as a class, to elect two members of the Board of Directors of the Company. For the purposes of such election the holders of the Preferred Shares shall have one vote in respect of each such share held.

     Notwithstanding anything contained in the Articles of the Company, when the right to elect directors shall accrue to the holders of Preferred Shares as herein provided because of arrears of dividends, the term of office of each director whose term of office will otherwise expire at the next annual general meeting of shareholders shall expire at the earlier of such next annual general meeting or at a special general meeting of shareholders held after the accrual of such rights as hereinafter provided. A special general meeting of shareholders may be held at any time after the right to elect directors shall accrue to the holders of Preferred Shares for the purpose of electing directors to represent the holders of the Preferred Shares exclusively and for the purpose of electing directors to fill any remaining vacancy or vacancies in the Board of Directors, upon not less than twenty-one
(21) days written notice, and which shall be called by the Secretary of the Company upon the written request of holders of at least one-tenth (1/10th) of the outstanding Preferred Shares. In default of the calling of such special general meeting by the Secretary within twenty-one (21) days after the making of such request, such meeting may be called by any holder of record of Preferred Shares. Nothing herein contained shall be deemed to limit the right of the Company or the Board of Directors from time to time to increase or decrease the number of members of the Board of Directors.

     Any vacancy or vacancies occurring among members of the Board of Directors elected to represent the holders of Preferred Shares in accordance herewith may be filled with the Board of Directors with the consent and approval of the remaining director elected to represent the holders of Preferred Shares, but if there be no such remaining director, the Board may elect or appoint sufficient holders of Preferred Shares to fill the vacancies. Whether or not such a vacancy or vacancies are to filled by the Board, the holders of record of at least one-tenth (1/10th) of the outstanding Preferred Shares shall have the right to require the Secretary of the Company to call a meeting of the holders of the Preferred Shares as a class for the purpose of filling the vacancy or vacancies or replacing all or any of the persons elected or appointed to fill such vacancy or vacancies and the provisions hereof shall apply with respect to the calling of any such meeting. Notwithstanding anything contained in the Articles of the Company, when no dividends on the Preferred Shares of any series are in arrears, the term of office of the persons elected as directors to represent the holders of Preferred Shares shall forthwith terminate. In addition to the voting rights herein provided for in case of default for the benefit of the holders of Preferred Shares, the special rights and restrictions attached to the shares of any particular series of the Preferred Shares may provide other voting and related rights for the holders of shares of the particular series.

     27.7. Approval of Holders of Preferred Shares. The consent required by
Section 250 of the Company Act, and any other authorization, approval or consent which may be required from time to time of the holders of the Preferred Shares as a class, including consent to the variation or abrogation of any rights attached to the Preferred Shares as a class or the creation of shares ranking in priority to the Preferred Shares as a class, may be given in writing by the holders of three-fourths (3/4) of the outstanding Preferred Shares or by a resolution passed by at least three-fourths (3/4) of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of at least a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than fourteen (14) days later and to such time and place as may be appointed by the Chairman, and not less than seven (7) days notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by

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not less than three-fourths (3/4) of the votes cast at such meeting shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof and the voting thereat shall be those from time to prescribed by the Articles of the Company with respect to meetings of shareholders.

     27.8. Interpretation. For the purpose of the foregoing provisions and the provisions of each series of Preferred Shares, unless the context expressly or by implication requires otherwise, the expressions "accrued and unpaid dividends" and "accumulations" and "accumulated" mean an amount computed at the rate of dividend, if any, attaching to the Preferred Shares of a series as though dividends on such shares had been accruing on a day to day basis in accordance with the terms thereof to the date to which the computation of accrued and unpaid dividends is to be made, after deducting all dividend payments made on Preferred Shares of such series to such date; "Directors", "directors" , "Board" and "Board of Directors" and similar expressions means the Directors of the Company from time to time; and "Subsidiary" or "subsidiary" has the meaning ascribed to the term subsidiary by the Company Act (British Columbia).